UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UMH Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	22-1890929
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Juniper Business Plaza 3499 Route 9 North Suite 3C Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.10 par value per share	New York Stock Exchange, LLC

8.25% Series A Cumulative Redeemable Preferred Stock, $0.10 par value per share, $25 liquidation value per share	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  Not Applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable
(Title of class)

Not Applicable
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

  Item 1.  Description of Registrant’s Securities to be Registered.

The description of the common stock of UMH Properties, Inc. (the “Registrant”), par value $0.10 per share, to be registered hereby is included in the section entitled “Description of Capital Stock” in the Registrant’s prospectus contained in its registration statement on Form S-3 (File No. 333-171338) (the “2010 Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 21, 2010, which description is incorporated herein by reference.  In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the caption “Certain Provisions of Maryland Law and Our Charter and By-Laws” in the 2010 Registration Statement.

The description of the 8.25% Series A Cumulative Redeemable Preferred Stock, par value $0.10 per share, $25 liquidation value per share, of the Registrant to be registered hereby is included in the section entitled “Description of Preferred Stock” in the 2010 Registration Statement and in the section entitled “Description of Series A Preferred Stock” in the prospectus supplement thereto dated May 20, 2011 that was filed by the Registrant with the Commission pursuant to rule 424(b) under the Securities Act, which descriptions shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

Exhibit Number	Description

3.1	Articles of Incorporation of the Registrant (filed as Appendix B to the Registrant’s Definitive Proxy Statement, filed on July 10, 2003 and incorporated herein by reference).

3.2
Articles of Amendment to the Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 3, 2006 and incorporated herein by reference).

3.3
Articles of Amendment to the Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 26, 2011 and incorporated herein by reference).

3.4
Articles Supplementary Establishing and Fixing the Rights and Preferences of 8.25% Series A Cumulative Redeemable Preferred Stock, par value $0.10 per share, dated May 26, 2011 (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on May 26, 2011 and incorporated herein by reference).

3.5	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 22, 2008 and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, filed on December 21, 2010 (File No. 333-171338) and incorporated herein by reference).

4.2	Specimen certificate representing the 8.25% Series A Cumulative Redeemable Preferred Stock, par value $0.10 per share, of the Registrant (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	UMH PROPERTIES, INC.
Date	February 28, 2012
By	/s/ Anna T.Chew
	Name:	Anna T. Chew
	Title:	Vice President and Chief Financial Officer